Exhibit 99.1

Intra-Asia Entertainment Corporation Announces Name Change to China TransInfo Corporation, New Trading Symbol and 7.5-to-1 Reverse Stock Split

BEIJING, Aug. 23-- Intra-Asia Entertainment Corporation, (OTC Bulletin Board: IRAE), a leading Geographic Information System ('GIS') technology provider for the People's Republic of China ('PRC') government's Transportation, Land & Resource and Digital City segments, today announced its official name change to China TransInfo Technology Corp. ('China TransInfo' or 'the Company'), and a 1-for-7.5 reverse stock split, effective August 20, 2007. The Company has also changed its ticker symbol to 'CTFO.OB', effective August 23, 2007.

“Our name change to China TransInfo Technology Corp. better reflects our core business which focuses on information technology solutions and GIS applications in different government segments,” commented Mr. Xia. “Our management team can now turn our full attention to running our business and expanding our operations.”

The 1-for-7.5 reverse stock split automatically converts 7.5 shares of the Company's common stock into one share of common stock. The Company expects that the reverse stock split will, among other things, increase the price per share of the Company's common stock to an amount sufficient to satisfy certain NASDAQ listing requirements. The reverse stock split affects all issued and outstanding shares of the Company's common stock immediately prior to the effectiveness of the reverse stock split. The par value of the Company's common stock and the number of shares of the common stock authorized for issuance remain unchanged following the reverse stock split. The Company's common stock will begin trading on a split-adjusted basis at market open on August 23, 2007, with the new symbol 'CTFO.OB.' The new CUSIP number for the Company's common stock is 169453 10 7.

About China TransInfo

China TransInfo, through its subsidiary Beijing PKU Chinafront High Technology Co., Ltd., offers a full range of GIS application solutions that cover GIS system planning, deployment, system construction, data testing, system audit & optimization, user's manuals and customer training through self-developed GIS platform software products for 2D and 3D GIS system models. The Company has 13 copyright registered certificates granted by the China Software Testing Center and the National Copyright Administration of the PRC. China TransInfo serves the government sectors of the GIS market in China with an emphasis on the following three major Chinese central government initiatives: (i) Transportation; (ii) Digital City; and (iii) Land & Resources. China TransInfo also has a first mover advantage in the 3D GIS segment having developed the first and only three dimensional GIS platform software in China. Furthermore, the Company's affiliation with Peking University, which currently owns 15% of the company, provides access to the university's GeoGIS Research Laboratory, including 30 PhD researchers. China TransInfo has been thoroughly involved in the beta stages of the GIS information systems in China, especially in the transportation segment. In 2005 and 2006, China TransInfo was awarded three of four Ministry of Transportation case models designed to test GIS application solutions. Now, the Company is playing a key role in setting the standards for GIS solutions.

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Mr. Shudong Xia
Chief Executive Officer
China TransInfo Technology Corp.
Email: xsd@techfront.com.cn

Investor Relations Contact:
Mr. Crocker Coulson
President
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com